EXHIBIT 4.4

SUBSCRIPTION AGREEMENT

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING
SIGNIFICANT REPRESENTATIONS ARE
CALLED FOR HEREIN

SpectraScience, Inc.
11568-11 Sorrento Valley Rd.
San Diego, CA 92121

Gentlemen:

The undersigned, _______________________________ (“Investor”) hereby tenders this subscription and applies for the purchase of ____________ Units (the “Securities”) of SpectraScience, Inc. (the “Company”) at $10.00 per unit.

The aggregate subscription price, in the amount of $____________ is delivered herewith by Wire or check made payable to SpectraScience.  The subscription price is the number of Units multiplied by $10.00.  Wire instructions are:

Chase Manhattan Bank

The Investor understands and agrees that this Subscription Agreement is not binding upon the Company and that the Company may elect to reject this Subscription Agreement in whole or in part for any reason, including without limitation, unavailability of shares to fill this or other subscriptions.

By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.	The undersigned acknowledges and represents as follows:

(a)
That the undersigned has received, carefully reviewed, and is familiar with certain information about the Company, including the Company’s annual report on Form 10-K for the year ended December 31, 2008, and the Company’s quarterly report on Form 10-Q for the period ended June 30, 2009;

(b)	That the undersigned is in a financial position to hold the shares for an indefinite period of time and is able to withstand a complete loss of his or her investment in the shares.

(c)
That the undersigned has substantial experiece in evaluating and investing in securities in companies similar to the Company, so that he or she is capable of reading and interpreting the business plan and evaluating the merits and risks of his or her investment in the Company, and he or she has the capacity to protect his or her own interests;

(d)	That by reason of his or her business or financial experience, the undersigned has the capacity to protect his or her own interests in connection with his or her purchase of the shares;

(e)
That the undersigned has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Memorandum, and that the undersigned has either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the shares and the current and proposed business and operations of the Company and to obtain any additional information, to the extent reasonably available;

(f)
That the undersigned acknowledges that he or she has made his or her own investigation of the Company, its proposed business, personnel and prospects; has had an opportunity to discuss the Company’s proposed business, management and financial affairs with directors, officers, and management of the Company; and has had the opportunity to review the Company’s proposed operations to his or her satisfaction;

(g)
That the undersigned has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the shares and has the net worth to undertake such risks;

(h)
That the undersigned believes that the investment in the shares is suitable for him or her based upon his or her investment objectives and financial needs, and the undersigned has adequate means for providing for his or her current financial needs and contingencies and has no need for liquidity of investment with respect to the shares;

(i)
That the undersigned recognizes that purchasing shares as an investment is highly speculative, and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of his or her investment; and

(j)	If an entity, that the undersigned was not formed for the purpose of investing in the shares.

(k)
The undersigned is acquiring the shares of Stock solely for his, her or its own account for investment and not with a view to resale or distribution thereof, in whole or in part.  The undersigned has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the shares, and the undersigned has no plans to enter into any such agreement or arrangement. The undersigned acknowledges that Company has agreed to grant to the undersigned only the registration rights described in the Registration Rights Agreement in the form annexed to the Memorandum.

(l)
The undersigned is unaware of, is in no way relying on, and did not become aware of the offering of the shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the shares and is not subscribing for the shares and did not become aware of the offering of the shares through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally;

2.
The undersigned represents and warrants that, if an individual, he or she is a bona fide resident of, and is domiciled in, the State/Country of _________________; or, if an entity, that its executive offices are located in the State/Country of __________________; and that the shares are being purchased by him, her or it in his, her or its name solely for his, her or its own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

INVESTORS MUST REVIEW AND PROVIDE INFORMATION IN RESPONSE TO ITEM 3 BELOW.

The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

3.
The undersigned understands that the representations contained below are made for the purpose of qualifying him or her as an “accredited investor” as that term is defined in Regulation D of the General Rules and Regulations promulgated under the Act and for the purpose of inducing a sale of the Securities to him or her.  The undersigned hereby represents that the statement or statements initialed or otherwise indicated below are true and correct in all respects.  The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

(a)	Accredited individual investors must initial or otherwise indicate one or both of the following statements:

_______(1)
I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in each of the most recent two years or joint income with my spouse of more than $300,000 in each of such years and that I reasonably expect to have such an income in excess of such amounts for the current year.

_______(2)
I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have an individual net worth, in excess of $1,000,000.  For purposes of this Subscription Agreement and Letter of Investment Intent, “individual net worth” means the excess of total assets at fair market value, including home and personal property, over total liabilities, except for Illinois residents who should exclude the value of homes, home furnishings and automobiles.

_______(3)	I certify that I am an accredited investor because I am a director or executive officer of the Company.

(b)	Accredited partnerships, corporations or other entities must initial one or more of the following statements:

_______(1)
The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors under items (a)(1) or (a)(2) above.  (Investors attempting to qualify under this item must complete the Certificate of Signatory to this Subscription Agreement and Letter of Investment Intent and each equity owner must complete a separate copy of this Subscription Agreement and Letter of Investment Intent);

_______(2)	The undersigned is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

_______(3)	The undersigned is an insurance company as defined in Section 2(13) of the Act.

_______(4)	The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined therein, in Section 2(a)(48).

_______(5)	The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_______(6)	The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

_______(a)	the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

_______(b)	the employee benefit plan has total assets in excess of $5,000,000; or

_______(c)	the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein.

_______(7)	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_______(8)	The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Securities and is one or more of the following (check one or more, as appropriate):

_______(a)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; or

_______(b)	a corporation; or

_______(c)	a Massachusetts or similar business trust; or

_______(d)	a partnership; or

_______(e)	a limited liability company.

_______(9)
The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring Securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Securities.

4.
The undersigned, if other than an individual, hereby represents that this Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.

5.	Manner in Which Title is to be Held. (check one)

(a)	_______ Individual Ownership
(b)	_______ Community Property

(c)	_______ Joint Tenant with Right of Survivorship (both parties must sign)
(d)	_______ Partnership
(e)	_______ Tenants in Common
(f)	_______ Corporation
(g)	_______ Trust
(h)	_______ Qualified Retirement Account (i.e. IRA)
Dated: ____________

INDIVIDUAL INVESTORS	ENTITY INVESTORS

______________________________________
Signature (Individual)

______________________________________
Signature
(all record holders should sign)

______________________________________
Name(s) Typed or Printed

______________________________________
Address to Which Correspondence
Should be Directed

______________________________________
______________________________________
City, State and Zip Code

______________________________________
Tax Identification or Social Security Number

______________________________________
Phone Number

_____________________________________
Name of Entity, if any

By __________________________________
*Signature

Its ___________________________________
Title

______________________________________
Name Typed or Printed

______________________________________
Address to Which Correspondence
Should be Directed

______________________________________
______________________________________
City, State and Zip Code

______________________________________
Tax Identification or Social Security Number

______________________________________
Phone Number

*	If Securities are being subscribed for by any entity, the Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed
for by an entity)

I, _________________________________ the ______________________________ of (the “Entity”), hereby certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of ______________, 2009.

_________________________________ (Signature)

ACCEPTANCE

The Company hereby accepts the foregoing Subscription Agreement as of the date indicated below for the following number of shares of Preferred B Stock:

_______________________________.

SPECTRASCIENCE, INC.

Date:	By